Exhibit 99.1

Liquidity Services, Inc. Completes Acquisition of GoIndustry DoveBid

•                  Acquisition enhances Liquidity Services’ position as the leading reverse supply chain service provider to global Fortune 1000 corporations and expands its growing capital assets marketplace

•                  GoIndustry DoveBid shareholders to receive 73 pence per share in cash

WASHINGTON & LONDON—(BUSINESS WIRE)—Jul. 5, 2012— Liquidity Services, Inc. (NASDAQ: LQDT) which provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets, today announced it has completed the acquisition of GoIndustry DoveBid, plc (GoIndustry), a global provider of surplus asset management, auction and valuation services, for 73 pence per share and assumed indebtedness, or total transaction price of $31 million USD.

The acquisition of GoIndustry enhances Liquidity Services’ ability to deliver surplus asset management, valuation and disposition services to large enterprises across North America, Europe and Asia. Through offices in over 20 countries and its proprietary AssetZone® asset management platform, Liquidity Services and GoIndustry enable clients to strategically manage investment recovery activities across global locations consistently, transparently and in compliance with company, domestic and international rules and regulations. GoIndustry serves a large, active client roster of leading global manufacturers across multiple industries, including aerospace, consumer packaged goods, electronics, pharmaceutical, technology and transportation, and asset-based lenders. Current GoIndustry clients include BAE, Bosch, Covance, Ford-Europe, Honeywell,Ingersoll-Rand, Pfizer, Renault, and Visteon, as well as asset-based lenders, Barclays, HSBC, Lloyds, JP Morgan, PNC, RBS and Siemens Financial.

In addition, the acquisition of GoIndustry further expands Liquidity Services leading online marketplace for surplus assets, adding over 458,000 professional buyers and more than 1,000 annual online sales events on the go-dove.com website across a broad range of industrial capital assets.

“This strategic combination expands our seller base by adding over 50 Fortune 1000 clients across complementary vertical market segments, enables us to offer important new services and broader global coverage to our existing sellers, and grows the buyer base for our online marketplaces,” said Bill Angrick, Chairman and CEO of Liquidity Services. “Our combined offering will enable corporations to efficiently manage, value, redeploy and sell surplus and idle equipment around the globe with a uniformly high level of service and transparency. Our complementary strengths, unmatched buyer base and know-how clearly position Liquidity Services as the trusted provider of choice for Fortune 1000 corporations in the reverse supply chain.”

During calendar year 2011, GoIndustry recorded approximately $211 million of gross merchandise volume.

Business Outlook

Liquidity Services expects the transaction to be neutral to fiscal year 2012 earnings and one to three cents per share accretive to fiscal 2013 results.

For further information regarding this transaction, please
visit http://investor.liquidityservicesinc.com/phoenix.zhtml?c=195189&p=irol-presentations.

About Liquidity Services, Inc. (LQDT)

Liquidity Services, Inc. (NASDAQ: LQDT) provides leading corporations, public sector agencies and buying customers the world’s most transparent, innovative and effective online marketplaces and integrated services for surplus assets. On behalf of its clients, Liquidity Services has completed the sale of over $2.8 billion of surplus, returned and end-of-life assets, in over 500 product categories, including consumer goods, capital assets and industrial equipment. The company is based inWashington, D.C. and has approximately 760 employees. Additional information can be found at:http://www.liquidityservicesinc.com.

Forward-Looking Statements

This document contains forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995, including, without limitation, statements regarding the potential benefits and impact on fiscal 2012 and 2013 operating results. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that may cause our actual results to differ materially from any future results expressed or implied by these forward-looking statements. You can identify forward-looking statements by terminology such as “expects,” or the negative of these terms or other comparable terminology. We cannot guarantee future results, levels of activity, performance or achievements. There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this document. Such factors, among others, include, but are not limited to, the inability to realize expected benefits or synergies from the acquisition in the amounts or in the timeframe anticipated; and difficulties relating to integration matters. In addition, important factors that could cause our actual results to differ materially from those expressed as forward-looking statements are set forth in the Company’s Annual Report on Form 10-K for the fiscal year endedSeptember 30, 2011, including, but not limited to, those set forth in Part I, Item IA (Risk Factors). There may be other factors of which we are currently unaware that may cause our actual results to differ materially from the forward-looking statements. All forward-looking statements apply only as of the date of this document and are expressly qualified in their entirety by the cautionary statements included in this document. Except as may be required by law, we undertake no obligation to publicly update or revise any forward-looking statement occurring after the date of this document.

Source: Liquidity Services, Inc.

Liquidity Services, Inc.

Julie Davis, 202-558-6234

julie.davis@liquidityservicesinc.com